As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
B&G FOODS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-3918742 (I.R.S. Employer Identification No.)

Four Gatehall Drive
Parsippany, NJ 07054
973.401.6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Scott E. Lerner
Executive Vice President, General Counsel, Secretary and Chief Compliance Officer
Four Gatehall Drive
Parsippany, NJ 07054
973.401.6500
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen M. Leitzell, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
215.994.4000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

B&G FOODS, INC.
Table of Additional Registrants
Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
B&G Foods North America, Inc.	Delaware	22-3640377
B&G Foods Snacks, Inc.	Delaware	46-1040154
Back To Nature Foods Company, LLC	Delaware	80-0861219
Back To Nature Foods ServCo, LLC	Delaware	46-3722253
Bear Creek Country Kitchens, LLC	Delaware	52-2409215
BTN Foods ServCo Corporation	Delaware	46-3735680
BTN Holdco, Inc.	Delaware	80-0861359
Clabber Girl Corporation	Indiana	35-2150132
Farmwise LLC	Delaware	46-2270625
Spartan Foods of America, Inc.	Delaware	27-1442631
Victoria Fine Foods, LLC	Delaware	27-4481075
William Underwood Company	Massachusetts	04-1919830
The address, including zip code, and telephone, including area code, of the principal executive offices of each additional registrant listed above is: c/o B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054; their telephone number at that address is 973.401.6500.
The name, address, including zip code, and telephone number, including area code, of the agent for service of each additional registrant listed above is: Scott E. Lerner, Executive Vice President, General Counsel, Secretary and Chief Compliance Officer, B&G Foods, Inc., Four Gatehall Drive, Parsippany, NJ 07054; 973.401.6500.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell, from time to time in one or more offerings, together or separately, common stock, preferred stock, debt securities, warrants or units. This prospectus also covers subsidiary guarantees, if any, of our payment obligations under any debt securities, which may be given by our subsidiaries, on terms to be determined at the time of the offering.
We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.
We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.
Shares of our common stock are traded on the New York Stock Exchange under the symbol “BGS.” Each prospectus supplement will indicate if the securities offered thereby will be listed on the New York Stock Exchange or any other securities exchange.
The mailing address of our principal executive offices is Four Gatehall Drive, Parsippany, NJ 07054, and our telephone number is 973.401.6500.

Investing in our securities involves a high degree of risk which is described in the “Risk Factors” section beginning on page iii of this prospectus. We urge you to carefully read the “Risk Factors” section before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2022

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, together or separately, common stock, preferred stock, debt securities, warrants or units. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”
This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide information or to make any representations other than those contained in this prospectus or a prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”
The terms “B&G Foods,” “our,” “we” and “us,” as used in this prospectus, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the Securities Act) and, as applicable, Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). The words “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:
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the ultimate impact the COVID-19 pandemic will have on our business, which will depend on many factors, including, without limitation,

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the ability of our company and our supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages;

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the duration of social distancing and stay-at-home and work-from-home mandates, policies and recommendations, and whether, and the extent to which, additional waves or variants of COVID-19 will affect the United States and the rest of North America; and

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the extent to which macroeconomic conditions resulting from the pandemic and the pace of the subsequent recovery may impact consumer eating and shopping habits;

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our substantial leverage;

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the effects of rising costs for and/or decreases in the supply of commodities, ingredients, packaging, other raw materials, distribution and labor;

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crude oil prices and their impact on distribution, packaging and energy costs;

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our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

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intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

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our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, and to improve productivity;

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our ability to recruit and retain senior management and a highly skilled and diverse workforce at our corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters;

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the risks associated with the expansion of our business;

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our possible inability to identify new acquisitions or to integrate recent or future acquisitions or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions;

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our ability to successfully complete the integration of recent or future acquisitions into our enterprise resource planning (ERP) system;

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tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and any future tax reform or legislation; for example, President Joe Biden has set forth several tax proposals that may affect B&G Foods;

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our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors;

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unanticipated expenses, including, without limitation, litigation or legal settlement expenses;

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the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar;

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the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our international procurement, sales and operations;

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future impairments of our goodwill and intangible assets;

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our ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption;

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our ability to successfully implement our sustainability initiatives and achieve our sustainability goals, and changes to environmental laws and regulations;

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our ability to successfully transition the operations of our Portland, Maine manufacturing facility to third-party co-manufacturing facilities and existing B&G Foods manufacturing facilities without significant disruption in production or customer service, and our ability to achieve anticipated productivity improvements and cost savings;

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other factors that affect the food industry generally, including:

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recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

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competitors’ pricing practices and promotional spending levels;

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fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

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the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and

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other factors discussed under “Risk Factors” or elsewhere in this prospectus and the documents incorporated or deemed incorporated herein by reference.

Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by us or on our behalf.
All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.
We caution that the foregoing list of important factors is not exclusive. There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed elsewhere in this prospectus or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement. You should evaluate all forward-looking statements in the context of these risks and uncertainties. We urge you not to unduly rely on forward-looking statements contained or incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement.

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THE COMPANY
We manufacture, sell and distribute a diverse portfolio of branded, high quality, shelf-stable and frozen food and household products across the United States, Canada and Puerto Rico. Many of our branded products have leading regional or national market shares. In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced product. We complement our branded product retail sales with institutional and foodservice sales and private label sales.
Our company has been built upon a successful track record of acquisition-driven growth. Our goal is to continue to increase sales, profitability and cash flows through strategic acquisitions, new product development and organic growth. We intend to implement our growth strategy through the following initiatives: expanding our brand portfolio with disciplined acquisitions of complementary branded businesses, continuing to develop new products and delivering them to market quickly, leveraging our multiple-channel sales and distribution system and continuing to focus on higher growth customers and distribution channels. Since 1996, we have successfully acquired and integrated more than 50 brands into our company.
Our products include frozen and canned vegetables, vegetable, canola and other cooking oils, vegetable shortening, cooking sprays, oatmeal and other hot cereals, fruit spreads, canned meats and beans, bagel chips, spices, seasonings, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, pizza crusts, Mexican-style sauces, dry soups, taco shells and kits, salsas, pickles, peppers, tomato-based products, cookies and crackers, baking powder, baking soda, corn starch, nut clusters and other specialty products. Our products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Back to Nature, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Clabber Girl, Cream of Rice, Cream of Wheat, Crisco, Dash, Davis, Devonsheer, Don Pepino, Durkee, Emeril’s, Grandma’s Molasses, Green Giant, Joan of Arc, Las Palmas, Le Sueur, MacDonald’s, Mama Mary’s, Maple Grove Farms of Vermont, McCann’s, Molly McButter, New York Flatbreads, New York Style, Old London, Ortega, Polaner, Red Devil, Regina, Rumford, Sa-són, Sclafani, Spice Islands, Spring Tree, Sugar Twin, Tone’s, Trappey’s, TrueNorth, Underwood, Vermont Maid, Victoria, Weber and Wright’s. We also sell and distribute Static Guard, a household product brand. We compete in the retail grocery, foodservice, specialty, private label, club and mass merchandiser channels of distribution. We sell and distribute our products directly and via a network of independent brokers and distributors to supermarket chains, foodservice outlets, mass merchants, warehouse clubs, non-food outlets and specialty distributors.
B&G Foods, including our subsidiaries and predecessors, has been in business for over 125 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering, B&G Foods, Inc., then our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. Our executive offices are located at Four Gatehall Drive, Parsippany, NJ, 07054, and our telephone number is 973.401.6500. We maintain a website at www.bgfoods.com. The information on our website is not a part of this prospectus or incorporated by reference herein.

USE OF PROCEEDS
Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing or refinancing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER
We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately:
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shares of our common stock;

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shares of our preferred stock;

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debt securities, in one or more series, and which may be guaranteed by certain of our subsidiaries;

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warrants to purchase our debt or equity securities; or

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any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock.
When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK
General
The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.
Our authorized capital stock consists of:
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125,000,000 shares of common stock, par value $0.01 per share; and

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1,000,000 shares of preferred stock, par value $0.01 per share.

As of August 6, 2022, there are 71,669,878 shares of our common stock outstanding. There are no shares of preferred stock outstanding.
Common Stock
Voting.   The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote.
No Cumulative Voting Rights.   The holders of our common stock are not entitled to cumulate their votes in the election of our directors.
Rights to Dividends and on Liquidation, Dissolution or Winding Up.   The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.
Our dividend policy reflects a basic judgment that our stockholders are better served when we distribute a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets is distributed as regular quarterly cash dividends to the holders of our common stock and not retained by us.
We have paid dividends every quarter since our initial public offering in October 2004. Our current quarterly dividend rate is $0.475 per share. The following table sets forth the dividends per share we have declared in each of the quarterly periods of 2020 and 2021 and the first three quarterly periods of 2022:
	Fiscal 2022	Fiscal 2021	Fiscal 2020
Fourth Quarter	N/A	$0.475	$0.475
Third Quarter	$0.475	$0.475	$0.475
Second Quarter	$0.475	$0.475	$0.475
First Quarter	$0.475	$0.475	$0.475
However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in our debt agreements, provisions of applicable law and other factors that our board of directors may deem relevant. Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to fund capital expenditure or working capital needs, reduce leverage or ensure compliance with our maximum consolidated leverage ratio under our credit agreement, or take advantage of growth opportunities.
We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy at any time. Furthermore, our board of directors may decrease the level of dividends below the rate historically paid or discontinue entirely the payment of dividends.
Preemptive and Other Subscription Rights.   Common stockholders do not have preemptive, subscription or redemption rights and are not subject to further calls or assessments.
Additional Issuance of Our Authorized Common Stock.   Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Preferred Stock
Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.
Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:
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determining the number of shares to be included in each series;

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fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

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increasing or decreasing the number of shares of any series.

The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.
Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third-party bids for our common stock or may otherwise adversely affect the market price of our common stock.
We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.
Composition of Board of Directors; Election and Removal of Directors
In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have ten directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.
Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock, our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).
The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.
At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Stockholder Action
Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.
Special Meetings of Stockholders
Our certificate of incorporation provides that special meetings of the stockholders may be called at any time by the board of directors, the chairman of the board of directors or the holders of at least 20% of the outstanding shares of our common stock.
Section 203 of the Delaware General Corporation Law
Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
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the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

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the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.
Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.
Advance Notice Procedure for Director Nominations and Stockholder Proposals.   Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder’s nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:
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the name, age, business address and, if known, residential address of each nominee;

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the principal occupation or employment of each nominee;

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a statement of the particular experience, qualifications, attributes or skills of the proposed nominee;

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the class, series and number of our shares beneficially owned by each nominee;

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any other information relating to each nominee required by the SEC’s proxy rules; and

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the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder’s notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:
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a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

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the name and address of the stockholder proposing the business as they appear on our stock transfer books;

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a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

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the class, series and number of our shares beneficially owned by the stockholder; and

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any material interest of the stockholder in the business.

Business brought before an annual meeting without complying with these provisions will not be transacted.
Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Amendment of Our Certificate of Incorporation
The affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class, is required to amend, alter, change or repeal the provisions of our certificate of incorporation.
Amendment of Our Bylaws
Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.
Limitation of Liability and Indemnification
Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:
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for any breach of the director’s duty of loyalty to us or our stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited act including unlawful payment of dividends or unlawful purchase or redemption of our capital stock); or

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for any transaction from which the director derived any improper personal benefit.

However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.
Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. Our bylaws also require us to indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

The right to be indemnified includes the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.
Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.
We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.
Listing
Our shares of common stock are listed on the New York Stock Exchange under the trading symbol “BGS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities may be issued under the indenture, dated as of June 4, 2013, between us and the Bank of New York Mellon, as trustee, or may be issued under an indenture to be entered into between us and one or more trustees named in the applicable prospectus supplement, a form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. Any debt securities that we issue under this prospectus will be governed by the applicable indenture and a separate supplemental indenture setting out the particular terms of a series of debt securities.
This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of B&G Foods. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
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the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the ability to issue additional debt securities of the same series;

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the price or prices at which we will sell the debt securities;

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whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

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the maturity date or dates of the debt securities;

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the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

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if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

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the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

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any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

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the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

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whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

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the depository for global or certificated debt securities;

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any special tax implications of the debt securities;

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any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

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any other terms of the debt securities not inconsistent with the provisions of the applicable indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount or bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.
Guarantees
Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.
Unless otherwise specified in the applicable prospectus supplement, under the applicable indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the applicable indenture, or thereafter incurred or created:
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the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

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all of our capital lease obligations or attributable debt (as will be defined in the applicable indenture) in respect of sale and leaseback transactions;

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all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

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all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

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all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

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any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

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any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor;

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any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

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any obligations with respect to any capital stock;

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any indebtedness incurred in violation of the applicable indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

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any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
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any dissolution or winding-up or liquidation or reorganization of B&G Foods, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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any general assignment by us for the benefit of creditors; or

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any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the applicable indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Unless otherwise indicated in an applicable prospectus supplement, the applicable indenture will not limit the issuance of additional senior indebtedness.
Unless otherwise indicated in an applicable prospectus supplement, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.
Consolidation, Merger, Sale of Assets and Other Transactions
Unless an accompanying prospectus supplement states otherwise, we may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:
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we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

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immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

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we or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (if other than us) would, on the date of such transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

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be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the applicable indenture; or

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have a fixed charge coverage ratio that is equal to or greater than our fixed charge coverage ratio immediately prior to the consolidation, merger, sale, assignment, transfer, conveyance or other disposition; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the applicable indenture with respect to each series of debt securities:
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we default for 30 consecutive days in the payment when due of interest on the debt securities;

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we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

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our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

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except as permitted by the applicable indenture, if debt securities are guaranteed, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee;

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certain events of bankruptcy, insolvency or reorganization of B&G Foods; or

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any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under any indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under an indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under any indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under any indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.
We will be required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under each indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under any indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the applicable indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture will require the consent of each holder of debt securities that would be affected by any modification which would:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

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reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

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make any debt security payable in money other than that stated in the debt securities;

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make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

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waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

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except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

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release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

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make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

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make any change in the preceding amendment and waiver provisions.

The indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the applicable record date.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
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we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

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we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•
there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
Each indenture and applicable debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
Trustee
The trustee under each indenture will be set forth in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased, if not U.S. dollars;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not U.S. dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreement and warrants may be modified;

•
federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.
The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.
Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.
Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement
The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•
to cure any ambiguity;

•
to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•
to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully-registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.
PLAN OF DISTRIBUTION
We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•
the name or names of any underwriters and, if required, any dealers or agents;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:
•
a fixed price or prices, which may be changed;

•
market prices prevailing at the time of sale;

•
varying prices determined at the time of sale related to such prevailing market prices; or

•
negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•
on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•
to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
In addition, we may sell some or all of the securities covered by this prospectus through:
•
purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•
block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We will include in the applicable prospectus supplement the names of any dealers and the terms of the transaction.
In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
LEGAL MATTERS
In connection with particular offerings of our securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of January 1, 2022 and January 2, 2021, and for the years ended January 1, 2022, January 2, 2021 and December 28, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete;

reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.
The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. B&G Foods’ SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.
We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:
B&G Foods, Inc.
Four Gatehall Drive
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):
•
our annual report on Form 10-K for the fiscal year ended January 1, 2022 filed on March 1, 2022;

•
our quarterly reports on Form 10-Q for the quarter ended April 2, 2022 filed on May 5, 2022 and the quarter ended July 2, 2022 filed on August 4, 2022;

•
our current reports on Form 8-K filed on May 19, 2022, June 17, 2022 and June 28, 2022; and

•
the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 28, 2019 filed on February 26, 2020, and including any future amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of any securities covered by this prospectus will update and supersede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.
You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses of the sale and distribution of the securities being registered under this registration statement, other than any underwriting discounts and commissions, all of which shall be borne by B&G Foods.
Amount
SEC Registration Fee	$	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees and Expenses		**
Printing and Engraving Expenses		**
Rating Agency Fees		**
Trustees Fees and Expenses		**
Miscellaneous Fees and Expenses		**
Total	$	**

*
Pursuant to SEC Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**
These fees and expenses depend on the types of securities offered and the number of offerings and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
B&G Foods, Inc.
Under Section 145 of the Delaware General Corporation Law, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of B&G Foods) by reason of the fact that such person is or was a director, officer, employee, or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
In addition, under Section 145, B&G Foods may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of B&G Foods to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of B&G Foods, or is or was serving at the request of B&G Foods as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of B&G Foods and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to B&G Foods unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145 also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.
Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Under Section 102(b)(7) of the Delaware General Corporation Law, B&G Foods may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation provides that our directors shall be entitled to the benefits of all limitations on the liability of directors generally permissible under Delaware law.
In addition, our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law as in effect from time to time and by our certificate of incorporation.
As permitted by our certificate of incorporation and bylaws, we have purchased and we maintain directors’ and officers’ liability insurance policies to insure our directors and officers against certain liabilities.
Subsidiary Guarantor Registrants
B&G Foods North America, Inc., B&G Foods Snacks, Inc., BTN Foods ServCo Corporation, BTN Holdco, Inc. and Spartan Foods of America, Inc. — Delaware Corporation Guarantor Registrants
Each of B&G Foods North America, Inc., B&G Foods Snacks, Inc., BTN Foods ServCo Corporation, BTN Holdco, Inc. and Spartan Foods of America, Inc. — are authorized under their organizational documents to indemnify their directors and officers for expenses and liabilities arising out of any proceeding to the extent permitted by Section 145 of the Delaware General Corporation Law. For a description of Section 145 of the Delaware General Corporation Law, see above under “Item 15. Indemnification of Directors and Officers — B&G Foods, Inc.” on page II-1.
Back To Nature Foods Company, LLC, Back to Nature Foods ServCo, LLC, Bear Creek Country Kitchens, LLC, Farmwise LLC and Victoria Fine Foods, LLC — Delaware Limited Liability Company Guarantor Registrants
The following description applies to each of Back To Nature Foods Company, LLC, Back to Nature Foods ServCo, LLC, Bear Creek Country Kitchens, LLC, Farmwise LLC and Victoria Fine Foods, LLC (which we refer to as the LLC guarantor registrants). Section 18-303(a) of the Delaware Limited Liability Company Act (DLLCA) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of the LLC guarantor registrants provide for the indemnification of each member of each LLC guarantor registrant, and such other persons identified by the members in writing for all costs, losses, liabilities and damages paid or accrued in connection with the business of the LLC guarantor registrants, to the fullest extent permitted by law.
Clabber Girl Corporation — Indiana Corporation Guarantor Registrant
The articles of incorporation of Clabber Girl Corporation provides that it shall indemnify as a matter of right every person made a party to a proceeding because such person is or was (i) a member of the board of directors, (ii) an officer, or (iii) while a director or officer of the corporation, serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against all liability incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification in the Indiana Business Corporation Law.
William Underwood Company — Massachusetts Business Trust Registrant
The declaration of trust of the William Underwood Company provides that, to the extent permitted by law, the William Underwood Company shall indemnify and hold each of its trustees, officers, employees and agents (including any person who serves at its request as director, officer or trustee of another organization in which it has any interest as a shareholder, creditor or otherwise), against liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with defense or disposition of any action, suit or other proceeding by the William Underwood Company or any other person or entity, whether civil or criminal, in which he or she may be involved with or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been a trustee, officer, employee or agent. No indemnification shall be made, however, with respect to any matter as to which the trustee, officer, employee or agent shall have been adjudicated to have acted in bad faith or with willful misconduct or reckless disregard of his or her duties or gross negligence or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the William Underwood Company.
Item 16.   Exhibits
The Exhibits to this registration statement are listed in the Exhibit Index beginning on page II-[10], which is incorporated herein by reference.
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on the 9th day of August, 2022.
B&G Foods, Inc.
By:
/s/ Bruce C. Wacha

Bruce C. Wacha
Executive Vice President of Finance and
Chief Financial Officer
B&G Foods North America, Inc.
B&G Foods Snacks, Inc.
Back To Nature Foods Company, LLC
Back To Nature Foods ServCo, LLC
Bear Creek Country Kitchens, LLC
BTN Foods ServCo Corporation
BTN Holdco, Inc.
Clabber Girl Corporation
Farmwise LLC
Spartan Foods of America, Inc.
Victoria Fine Foods, LLC
William Underwood Company
By:
/s/ Bruce C. Wacha

Bruce C. Wacha
Executive Vice President of Finance and Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth C. Keller, Bruce C. Wacha and Scott E. Lerner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement (or amendment thereto) for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
B&G FOODS, INC.
Signature	Title	Date
/s/ Kenneth C. Keller Kenneth C. Keller	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2022
/s/ Bruce C. Wacha Bruce C. Wacha	Executive Vice President of Finance and Chief Financial Officer (Principal Financial Officer)	August 9, 2022
/s/ Michael D Adasczik Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022
/s/ Stephen C. Sherrill Stephen C. Sherrill	Chair of the Board of Directors	August 9, 2022
/s/ DeAnn L. Brunts DeAnn L. Brunts	Director	August 9, 2022
/s/ Debra M. Chase Debra M. Chase	Director	August 9, 2022
/s/ Charles F. Marcy Charles F. Marcy	Director	August 9, 2022
/s/ Robert D. Mills Robert D. Mills	Director	August 9, 2022
/s/ Dennis M. Mullen Dennis M. Mullen	Director	August 9, 2022
/s/ Cheryl M. Palmer Cheryl M. Palmer	Director	August 9, 2022
/s/ Alfred Poe Alfred Poe	Director	August 9, 2022
/s/ David L. Wenner David L. Wenner	Director	August 9, 2022

B&G FOODS NORTH AMERICA, INC.
CLABBER GIRL CORPORATION
Signature	Title	Date
/s/ Kenneth C. Keller Kenneth C. Keller	President, Chief Executive Officer (Principal Executive Officer) and Director	August 9, 2022
/s/ Bruce C. Wacha Bruce C. Wacha	Executive Vice President of Finance, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	August 9, 2022
/s/ Scott E. Lerner Scott E. Lerner	Executive Vice President, General Counsel, Secretary, Chief Compliance Officer and Director	August 9, 2022
/s/ Michael D. Adasczik Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022
B&G FOODS SNACKS, INC.
BTN FOODS SERVCO CORPORATION
BTN HOLDCO, INC.
SPARTAN FOODS OF AMERICA, INC.
Signature	Title	Date
/s/ Kenneth C. Keller Kenneth C. Keller	President, Chief Executive Officer (Principal Executive Officer)	August 9, 2022
/s/ Bruce C. Wacha Bruce C. Wacha	Executive Vice President of Finance, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	August 9, 2022
/s/ Scott E. Lerner Scott E. Lerner	Executive Vice President, General Counsel, Secretary, Chief Compliance Officer and Director	August 9, 2022
/s/ Michael D. Adasczik Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022

BACK TO NATURE FOODS COMPANY, LLC
BACK TO NATURE FOODS SERVCO, LLC
BEAR CREEK COUNTRY KITCHENS, LLC
FARMWISE LLC
VICTORIA FINE FOODS, LLC
Signature	Title	Date
/s/ Kenneth C. Keller Kenneth C. Keller	President and Chief Executive Officer (Principal Executive Officer)	August 9, 2022
/s/ Bruce C. Wacha Bruce C. Wacha	Executive Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 9, 2022
/s/ Scott E. Lerner Scott E. Lerner	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer	August 9, 2022
/s/ Michael D. Adasczik Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022
WILLIAM UNDERWOOD COMPANY
Signature	Title	Date
/s/ Kenneth C. Keller Kenneth C. Keller	President, Chief Executive Officer and Trustee (Principal Executive Officer)	August 9, 2022
/s/ Bruce C. Wacha Bruce C. Wacha	Executive Vice President of Finance, Chief Financial Officer, Treasurer and Trustee (Principal Financial Officer)	August 9, 2022
/s/ Scott E. Lerner Scott E. Lerner	Executive Vice President, General Counsel, Secretary, Chief Compliance Officer and Trustee	August 9, 2022
/s/ Michael D. Adasczik Michael D. Adasczik	Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	August 9, 2022

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of underwriting agreement with respect to common stock, preferred stock, debt securities, warrants and/or units.
3.1**	Second Amended and Restated Certificate of Incorporation of B&G Foods, Inc. (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).
3.2**	Bylaws of B&G Foods, Inc., as amended and restated through February 27, 2013 (Filed as Exhibit 3.1 to B&G Foods’ Current Report on Form 8-K filed on March 4, 2013, and incorporated by reference herein).
3.3**	Certificate of Incorporation of B&G Foods North America, Inc., as amended (Filed as Exhibit 3.3 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.4**	Amended and Restated Bylaws of B&G Foods North America, Inc. (Filed as Exhibit 3.4 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.5**	Certificate of Incorporation of B&G Foods Snacks, Inc. (Filed as Exhibit 3.5 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.6**	Bylaws of B&G Foods Snacks, Inc. (Filed as Exhibit 3.6 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.7**	Certificate of Formation of Back to Nature Foods Company, LLC (Filed as Exhibit 3.7 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.8**	Third Amended and Restated Limited Liability Company Agreement of Back to Nature Foods Company, LLC (Filed as Exhibit 3.8 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.9**	Certificate of Formation of Back to Nature Foods ServCo, LLC (Filed as Exhibit 3.9 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.10**	Second Amended and Restated Limited Liability Company Agreement of Back to Nature Foods ServCo, LLC (Filed as Exhibit 3.10 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.11**	Certificate of Formation of Bear Creek Country Kitchens, LLC (Filed as Exhibit 3.7 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.12**	Third Amended and Restated Limited Liability Company Agreement of Bear Creek Country Kitchens, LLC (Filed as Exhibit 3.8 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.13**	Certificate of Incorporation of BTN Foods ServCo Corporation (Filed as Exhibit 3.13 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.14**	Amended and Restated Bylaws of BTN Foods ServCo Corporation (Filed as Exhibit 3.14 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.15**	Certificate of Incorporation of BTN Holdco, Inc. (Filed as Exhibit 3.15 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).

Exhibit No.	Description
3.16**	Amended and Restated Bylaws of BTN Holdco, Inc. (Filed as Exhibit 3.16 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.17**	Articles of Incorporation of Clabber Girl Corporation (Filed as Exhibit 3.17 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.18**	Bylaws of Clabber Girl Corporation (Filed as Exhibit 3.18 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.19+	Certificate of Formation of Farmwise LLC
3.20+	Amended and Restated Limited Liability Company Agreement of Farmwise LLC
3.21**	Certificate of Incorporation of Spartan Foods of America, Inc. (formerly known as Spartan Foods Holding Company) (Filed as Exhibit 3.11 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.22**	Amended and Restated Bylaws of Spartan Foods of America, Inc. (formerly known as Spartan Foods Holding Company) (Filed as Exhibit 3.12 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.23**	Certificate of Formation of Victoria Fine Foods, LLC (Filed as Exhibit 3.21 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.24**	Second Amended and Restated Limited Liability Company Agreement of Victoria Fine Foods, LLC (Filed as Exhibit 3.22 to B&G Foods’ Registration Statement on Form S-3 filed on August 7, 2019, and incorporated by reference herein).
3.25**	Amended and Restated Declaration of Trust of the William Underwood Company (Filed as Exhibit 3.15 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
3.26**	Bylaws of the William Underwood Company (Filed as Exhibit 3.16 to B&G Foods’ Registration Statement on Form S-3 filed on August 8, 2016, and incorporated by reference herein).
4.1**	Indenture, dated as of June 4, 2013, between B&G Foods, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on June 4, 2013, and incorporated by reference herein).
4.2**	Form of stock certificate for common stock (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on August 13, 2010, and incorporated by reference herein).
4.3**	Seventh Supplemental Indenture, dated as of April 3, 2017, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes due 2025 (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed April 4, 2017, and incorporated by reference herein).
4.4**	Form of 5.25% Senior Note due 2025 (included in Exhibit 4.3).
4.5+	Tenth Supplemental Indenture, dated as of September 26, 2019, among B&G Foods, Inc., the Guarantors (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 5.25% senior notes due 2027 (Filed as Exhibit 4.1 to B&G Foods’ Current Report on Form 8-K filed on September 26, 2019, and incorporated by reference herein).
4.6+	Form of 5.25% Senior Note due 2027 (included in Exhibit 4.5)
4.7*	Certificate of designations for preferred stock, if any.
4.8*	Form of new indenture, if any.
4.9*	Form of new debt securities, if any.
4.10*	Form of warrant agreement and warrant certificate, if any.

Exhibit No.	Description
4.11*	Form of unit agreement and unit certificate, if any.
5.1+	Opinion of Dechert LLP.
23.1+	Consent of Dechert LLP (included in Exhibit 5.1).
23.2+	Consent of KPMG LLP, independent registered public accounting firm.
24.1+	Power of Attorney (included on signature page).
25.1++	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.
107+	Filing Fee Table

*
To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

**
Incorporated herein by reference to the indicated filing.

+
Filed herewith.

++
To the extent applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.